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                        Dated      13 August       1998
                             ----------------------




               (1) JONATHAN ROY HOLMES, PETER MCGARVEY AND OTHERS

                          (2) THE MARQUEE GROUP, INC.

                       (3) THE MARQUEE GROUP (UK) LIMITED






                        -------------------------------

                            SHARE PURCHASE AGREEMENT
                          FOR THE SALE AND PURCHASE OF
                        ALL THE ISSUED SHARE CAPITAL OF
                            PARK ASSOCIATES LIMITED

                        -------------------------------








                                  BIRD & BIRD
                                 90 FETTER LANE
                                LONDON EC4A 1JP

                               Tel: 0171 415 6000
                               Fax: 0171 415 6111
                             ref:CMC/RMD/MARQU/002


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                                    CONTENTS


1          DEFINITIONS AND INTERPRETATION....................................2

2          SALE OF THE SHARES................................................7

3          CONSIDERATION.....................................................8

4          COMPLETION........................................................9

5          COMPLETION NET ASSET STATEMENT...................................12

6          REPRESENTATIONS AND WARRANTIES...................................14

7          CONFIDENTIALITY..................................................19

8          PROTECTIVE COVENANTS.............................................20

9          ANNOUNCEMENTS....................................................21

10         NOTICES AND RECEIPTS.............................................21

11         RESOLUTIONS AND WAIVERS..........................................22

12         GENERAL..........................................................22

13         WHOLE AGREEMENT..................................................23

14         GOVERNING LAW....................................................23

15         PURCHASERS' WARRANTIES AND COVENANT..............................23

SCHEDULE 1
THE SELLERS, THEIR SHAREHOLDINGS AND CONSIDERATION..........................26

SCHEDULE 2
PARTICULARS OF THE COMPANY..................................................28

SCHEDULE  3
DETAILS OF LEASE............................................................29

SCHEDULE 4
THE WARRANTIES..............................................................30

SCHEDULE 5
PROPERTY LICENCE............................................................58


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THIS AGREEMENT is made on the         day of                               1998

BETWEEN

(1) THE PERSONS WHOSE NAMES AND ADDRESSES ARE SHOWN IN SCHEDULE 1 (each a "SELLER" and together the "SELLERS");

(2) THE MARQUEE GROUP, INC. a company incorporated under the laws of the state of Delaware, the principal office of which is at 888 Seventh Avenue, New York, NY 10019, USA ("MARQUEE INC.");

(3) MARQUEE GROUP (UK) LIMITED, a company incorporated under the laws of England & Wales with company number 3584251 and whose registered office is at 90 Fetter Lane, London EC4A 1JP ("MARQUEE UK").

RECITALS

(A) Park Associates Limited (the "COMPANY") (certain particulars of which are set out in Schedule 2) is a private company limited by shares incorporated in England and Wales on 11 November 1980 under the Companies Acts 1948 to 1976 having an authorised capital of(pound)1,000,000 divided into 994,590 "C" ordinary shares, 3,400 "D" ordinary shares and 510 "E" ordinary shares, all of(pound)1 each and 1200 "F" ordinary shares, 1200 "H" ordinary shares, 300 "G" ordinary shares and 300 "J" ordinary shares of 50p each, of which 45,900 "C" ordinary shares, 3,400 "D" ordinary shares, 510 "E" ordinary shares , 1200 "F" ordinary shaers, 1200 "H" ordinary shares, 300 "G" ordinary shares and 300 "J" ordinary shares have been issued fully paid or credited as fully paid (the "SHARES").

(B) The Sellers are the registered holders and (except in the case of the Shares held by the Trustees) the beneficial owners of the Shares set opposite their respective names in Schedule 1.

(C) Marquee (UK) is a wholly owned subsidiary of Marquee Inc. (together the "PURCHASERS" and "PURCHASER" shall be construed accordingly).

(D) The Sellers wish to sell and, in reliance upon the representations, warranties, and undertakings set out in this Agreement, the Purchasers are willing to purchase all the issued share capital of the Company on the terms and subject to the conditions set out in this Agreement.

OPERATIVE PROVISIONS

1     DEFINITIONS AND INTERPRETATION

1.1   In this Agreement and the Schedules

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      "ACCOUNTS" means all or any one of the audited balance sheet of the
      Company as at the Accounts Date and the audited profit and loss account of the Company for the financial period ended on the Accounts Date and the notes to such accounts and the directors reports and the other documents required by law to be annexed thereto;

      "ACCOUNTS DATE" means 31 December 1997;

      "ANNIVERSARY DATES" means the first, the second, the third, the fourth and the fifth anniversary of the Effective Date;

      "AGREED TERMS" means terms contained in a form which has been agreed and initialled by or on behalf of the parties for the purpose of identification immediately prior to the signing of this Agreement;

      "BUSINESS DAY " means Monday to Friday inclusive but excluding any day which is a bank or public holiday in the country concerned;

      "CASH CONSIDERATION" means that part of the consideration for the sale of the Shares as is payable in cash under Clause 3;

      "CHANGE OF CONTROL" means the change of control (as defined in Section 840 Taxes Act 1988) of Marquee Inc. (other than as a result of the acquisition of shares in Marquee Inc. by SFX Entertainment Inc.) and as a result of such change of control, Mr Robert Gutowski ceasing to be President and Chief Executive Officer of Marquee Inc. (whether immediately on change of control or subsequently);

      "COMMON STOCK" means the shares of no par value in the Common Stock of Marquee Inc. quoted on the American Stock Exchange;

      "COMPLETION" means completion of the sale and purchase of the Shares in accordance with Clause 4;

      "COMPLETION DATE" means the date on which Completion takes place;

      "COMPLETION NET ASSET STATEMENT" means the statement of the Net Assets as at the Effective Date to be prepared in accordance with Clause 5;

      "CONSIDERATION" means the Cash Consideration, the Loan Notes and the Consideration Shares;

      "CONSIDERATION SHARES" means the Initial Consideration Shares and the Deferred Consideration Shares;

      "CONSULTANCY AGREEMENT" means a five year consultancy agreement in agreed terms

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      to be entered into between the Company and Peter McGarvey;

      "DEFERRED CONSIDERATION SHARES" means the Common Stock of Marquee Inc. to be issued to the Sellers in accordance with the provisions of Clause 3.3 and ranking pari passu with the existing Common Stock of Marquee Inc. at the date of issue;

      "DISCLOSURE LETTER" means the letter from the Warrantors to the Purchasers of the Effective Date and which has been delivered to the Purchasers prior to the signing of this Agreement;

      "EFFECTIVE DATE" means 1 July 1998;

      "HOLDING COMPANY" has the meaning given to it in Section 736 and 736A of the Companies Act 1985;

      "INITIAL CONSIDERATION SHARES" means the Common Stock of Marquee Inc. to be issued by Marquee Inc. at Completion pursuant to Clause 3.2(a) and ranking pari passu with the existing Common Stock of Marquee Inc. at the date of issue;

      "INSOLVENCY ACT" means the Insolvency Act 1986;

      "ISSUE PRICE" means the average closing price of shares of Common Stock as printed in the eastern edition of the Wall Street Journal over the 20 trading days ending three days prior to the Effective Date or the relevant Anniversary Date, as appropriate, (provided that no account shall be taken of any trading day in respect of which the said edition is not published) as converted to Pounds Sterling by the application of the average spot rate of exchange for the purchase of Pounds Sterling with US Dollars, as published by the eastern edition of the Wall Street Journal at the close of business on the twenty business days ending three days prior to the Effective Date or the relevant Anniversary Date, as appropriate (provided that no account shall be taken of any business day in respect of which the said eastern edition of the Wall Street Journal is not published);

      "INTELLECTUAL PROPERTY RIGHTS" means all and any patents, trademarks, service marks, trade names, registered designs, unregistered design rights, copyrights and rights in confidential information, and all and any other intellectual property rights, whether registered or unregistered, and including all applications and rights to apply for any of the same;

      "LEASE" means the leasehold interest details of which are set out in
      Schedule 3;

      "LOAN NOTES" means the series of (pound)800,000 nominal unsecured loan notes of Marquee Inc. in the agreed terms;

      "MARQUEE INC. SHARES" means those of the Shares as set out in Part B of
      Schedule 1

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      to be purchased by Marquee Inc. pursuant to the terms of this Agreement;

      "MARQUEE INC.'S STOCKBROKERS" means Continental Stock Transfer & Trust Company;

      "MARQUEE UK SHARES" means those of the Shares as set out in Part A of
      Schedule 1 to be purchased by Marquee UK pursuant to the terms of this Agreement;

      "NET ASSETS" means the total current assets of the Company less the total current liabilities of the Company at 12.01 am on the Effective Date;

      "PARTIES" means the parties to this Agreement;

      "PERSONAL GUARANTEES" means both (i) the Specific Counter Indemnity entered into by Struan Marshall and Peter McGarvey on 24 October 1996 in Coutts & Co's standard form and the Charge over Credit Balance entered into by Peter McGarvey on 24 October 1996 in consideration of Coutts & Co executing a guarantee of CHF 200,000 and (ii) a Second Legal mortgage over the property known as Westhorpe Lodge, Westhorpe, Southwell, Nottinghamshire entered into by Jon Holmes and Mrs M Holmes limited to the sum of (pound)135,000 and a Specific Counter Indemnity entered into by Jon Holmes in Coutts & Co's standard form in consideration of Coutts & Co executing a guarantee of CHF 200,000, each of Coutts & Co's guarantees relating to the guarantees provided by Swiss Bank Corporation for CHF 200,000 in favour of Federation Internationale de Football Association ("FIFA") in relation to the FIFA Licenses granted to Struan Marshall and Jon Holmes.

      "PROPERTY LICENCE" means a licence to be granted to the Company by Peter McGarvey and Mrs M. Holmes in respect of the property known as 6 George Street, Nottingham, a copy of which is set out in Schedule 5.

      "PURCHASERS' ACCOUNTANTS" means Ernst & Young;

      "PURCHASERS' SOLICITORS" means Bird & Bird, 90 Fetter Lane, London EC4A
      1JP;

      "SELLERS' ACCOUNTANTS" means Grant Thornton of 30 Hounds Gate Nottingham NG1 7DH;

      "SELLERS' SOLICITORS" means Freeth Cartwright Hunt Dickins, 29 Upper Parliament Street, Nottingham NG1 2AQ;

      "SERVICE AGREEMENT" means the service agreement in the agreed terms to be entered into between the Company and Jon Holmes;

      "TAX" shall have the meaning ascribed to it in the Tax Deed;

      "TAXES ACT 1988" means the Income and Corporation Taxes Act 1988;

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      "TAX DEED" means the deed in relation to tax in the agreed terms;

      "TAXATION WARRANTIES" means each and every warranty contained in Section [D] of Schedule 4;

      "TRUSTEES" means Jonathon Roy Holmes and Margaret Holmes as trustees of The Jon Holmes Discretionary Settlement 1998;

      "UNTRADEABLE SHARES" means any Initial Consideration Shares or any issued Deferred Consideration Shares which remain subject to the restrictions of Clause 3.7;

      "WARRANTIES" means all and any of the representations, warranties and undertakings referred to in Clause 6 and Schedule 4; and

      "WARRANTORS" means J. R Holmes and P. McGarvey.

1.2 References in this Agreement to any statutory provisions shall be construed as references to those provisions as respectively amended, consolidated or re-enacted (whether before or after the Effective Date) from time to time and shall include any provisions of which they are consolidations or re-enactments (whether with or without amendment) except to the extent that any amendment, consolidation or re-enactment made after the Effective Date creates or increases the liability of the parties under this Agreement or the Tax Deed.

1.3 Where any Warranty is qualified by the expression "so far as the Warrantors are aware" or "to the best of the Warrantors' knowledge information and belief" or any similar expression that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry unless stated otherwise. For the purposes of establishing whether due and careful enquiry has been made the Warrantors shall be deemed to have given the relevant matter due and careful thought and to have taken appropriate advice from, and made proper enquiries of, the other Sellers, the Company's auditors, tax advisors, insurance brokers, legal advisors and employees but otherwise they shall not be under any obligation to have taken specialist advice or to have employed or consulted any third parties.

1.4 The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

1.5   In this Agreement:-

      (a) the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa;

      (b) references to persons shall include bodies corporate, unincorporated associations

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           and partnerships;

      (c) any headings or side notes or, in the case of any legislation specifically referred to, the inclusion in parentheses of the title to the relevant Part, Section, Schedule or paragraph contained in such legislation are for the sake of convenience only and shall not affect the construction of this Agreement; and

      (d) references to any party include a reference to the estate, personal representative, successor, or permitted assigns of that party; and

      (e) a person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 of the Taxes Act 1988.

1.6 Except where the contrary is stated, any reference in this Agreement to a Clause or Schedule is to a Clause or Schedule of this Agreement, and any reference within a Clause or Schedule to a sub-clause, paragraph or other sub-division is a reference to such sub-clause, paragraph or other sub-division so numbered or lettered in that Clause or Schedule.

1.7   In construing this Agreement

      (a) the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

      (b) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general terms.

1.8 All obligations and liabilities under this Agreement or the Tax Deed of either of the Purchasers shall be joint and several.

2     SALE OF THE SHARES

2.1 Each of the Sellers shall sell with full title guarantee (except for the Trustees who shall sell with limited title guarantee) those of the Shares set out opposite his name in Schedule 1 and the Purchasers relying on the representations, warranties and undertakings of and indemnities by the Sellers set out in this Agreement shall purchase the Shares on the terms of this Agreement free from all claims, liens charges encumbrances and equities and together with all rights attaching or accruing to them.

2.2 Each of the Sellers severally covenants with the Purchasers that save as accurately and fairly disclosed in the Disclosure Letter:

      (a) he has the right to sell and transfer the full legal and beneficial interest in the

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           Shares set out opposite his name in Part A and/or Part B Schedule 1
           (as appropriate) to the Purchasers on the terms set out in this Agreement; and

      (b) on or after Completion he will, at his own cost and expense, execute and do (or procure to be executed and done by any necessary party) all such deeds, documents, acts and things as either of the Purchasers may from time to time reasonably require in order to vest any of the Shares set opposite his name in Part A or Part B of
           Schedule 1 (as appropriate) in the relevant Purchaser or its assignee or as otherwise may be necessary to give full effect to this Agreement; and

      (c) he has the requisite power and authority to enter into and perform this Agreement and (as appropriate) the Tax Deed and such entry and performance will not breach, violate, infringe or otherwise affect the rights of any person;

      (d) this Agreement and (if appropriate) the Tax Deed will, when executed, constitute binding obligations on him in accordance with their respective provisions;

      (e) the execution and delivery of, and performance by him of his obligations under, this Agreement and (if appropriate) the Tax Deed will not constitute a default under any instrument or arrangement binding on him or otherwise to which he is a party or result in a breach of any order, judgment or decree of any court or governmental agency to which he is a party or by which he is bound;

      (f) neither he nor any person connected with him has any interest, directly or indirectly, in any business that has a close trading relationship with or is or is likely to be competitive with the business of the Company or in any asset which within the two years preceding the date of this Agreement has been acquired or disposed of by or leased to the Company;

      (g) there is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance over or affecting any of the Shares set out opposite his name in either Part A or Part B of Schedule 1 nor is there any commitment to create or to give any of the foregoing and no person has claimed to be entitled to any of the foregoing.

2.3 Each of the Sellers hereby waives any rights of pre-emption conferred upon him by the Articles of Association of the Company or in any other way in respect of the Shares.

2.4 The parties shall not be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously in accordance with this Agreement.

3     CONSIDERATION

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3.1   The consideration for the sale of the Marquee UK Shares to Marquee UK shall be (pound)1,600,000 and shall consist of the sum of (pound)1,600,000 payable in cash on Completion (the "Cash Consideration") and shall be satisfied by the payment by Marquee UK to the Sellers of the cash amounts as set out in Part A of Schedule 1;

3.2 The consideration for the sale of the Marquee Inc. Shares to Marquee Inc. shall be (pound)1,400,000, subject to any adjustment pursuant to Clause 5 and shall consist of:

      (a) the sum of (pound)400,000 which shall be satisfied by the allotment and issue as fully paid and non-assessable by Marquee Inc. to the Sellers of such number of Initial Consideration Shares which, at the Issue Price, have a value of (pound)400,000 in aggregate;

      (b) the sum of (pound)800,000 which shall be satisfied by the allotment by Marquee Inc. to the Sellers of the Loan Notes;

      (c) the sum of (pound)200,000 which shall be satisfied by the allotment and issue as fully paid and non-assessable by Marquee Inc. to the Sellers of the Deferred Consideration Shares in accordance with the provisions of Clause 3.4.

3.3 The Sellers shall be entitled to the Consideration in the proportions shown in Parts A and B of Schedule 1.

3.4 Subject to any adjustment pursuant to Clause 5 upon each of the Anniversary Dates Marquee Inc. shall issue to the Sellers such number of Deferred Consideration Shares as shall, at the Issue Price, have a value of(pound)40,000 in aggregate and shall deliver to the Sellers definitive share certificates for such Consideration Shares. Provided that in the event of any increase in the value of the Deferred Consideration Shares to be issued on the first Anniversary Date pursuant to Clause 5.8 the additional Deferred Consideration Shares shall be issued to the Warrantors in equal proportions.

3.5 In the event of a Change of Control, any Consideration which remains outstanding pursuant to Clause 3.4, shall be due for payment within 14 days of the date of the Change of Control and shall be satisfied by the payment of cash to the Sellers in the percentages set out against their respective names in Part B of Schedule 1 subject always to the proviso in clause 3.4.

3.6 If Marquee Inc. consolidates, sub-divides or reorganises its share capital, declares any distribution or makes any issue by way of capitalisation or rights to holders of its Common Stock during or by reference to any period relevant for calculating the Issue Price the amount of Deferred Consideration Shares or the Issue Price will be adjusted as Marquee Inc's Stockbrokers for the time being (acting reasonably as experts and not as arbitrators) certify to be in their opinion fair and reasonable.

3.7 Without the written consent of Marquee Inc. none of the Sellers shall dispose of, charge or otherwise encumber any interest in any of the Consideration Shares or any other

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

      securities for the time being representing or derived from those shares (whether by way of consolidation, sub-division, capitalisation or rights issue or otherwise) during the period of one year from the date of allotment of the relevant Consideration Shares.

4     COMPLETION

4.1 Completion shall take place immediately following signature and exchange of this Agreement when:

      (a) the Sellers shall deliver or cause to be delivered to the Purchasers (as appropriate):

           (i) transfers of the Shares duly completed in favour of either Marquee Inc. or Marquee UK (as appropriate) or as it may direct;

           (ii) the share certificates representing the Shares (or an express indemnity in a form satisfactory to the Purchasers in the case of any found to be missing);

           (iii) all the Statutory and Minute Books of the Company and its Common Seal and the Certificates of Incorporation on Change of Names (if any);

           (iv)   the Tax Deed duly executed by each of the Warrantors;

           (v) a letter of resignation (expressed to be with effect from the end of the meeting) of the Board of the Company referred to in sub-clause (d) below, from Peter McGarvey resigning office as Director of the Company, executed as a deed in the agreed terms;

           (vi) the resignation of the auditors of the Company in accordance with section 394 of the Companies Act 1985, confirming that there are no circumstances connected with their resignation which should be brought to the notice of the members or creditors of the Company and that there are no fees due to them;

           (vii) the letter terminating the employment of Margaret Holmes as an employee of the Company;

           (viii) the Property Licence duly executed by Peter McGarvey and Mrs
                  M. Holmes;

           (ix)   the Service Agreement, duly executed by Jon Holmes;

           (x)    the Consultancy Agreement, duly executed by Peter McGarvey;
                  and

           (xi)   the Disclosure Letter.

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      (b)  the Warrantors shall procure that all indebtedness due from any of the Warrantors or any person connected with them to the Company shall have been satisfied in full prior to the Effective Date;

      (c) all indebtedness due from the Company to any of the Warrantors (full particulars of which are contained in the Disclosure Letter but excluding remuneration accrued but not yet due for payment) shall have been satisfied in full without payment of interest prior to the Effective Date;

      (d) the Sellers shall cause a meeting of the Board of the Company to be held at which the Board shall:-

           (i) appoint such persons as the Purchasers may nominate as Directors and Secretary of the Company;

           (ii)   accept the letters of resignation referred to in sub-clause
                  (a)(v) and (a)(vi) above;

           (iii) vote in favour of the registration of the Purchasers and/or their nominees as members of the Company subject only to the production of duly stamped and completed transfers in favour of the Purchasers and/or their nominees in respect of the Shares;

           (iv)   appoint Ernst & Young as auditors;

      (e) the parties shall join in procuring that all existing bank mandates in force for the Company shall be altered (in such manner as the Purchasers shall at Completion require) so as (inter alia) to reflect the resignations and appointments referred to above.

      (f) the Purchasers shall not be obliged to complete this Agreement unless the Sellers comply fully with the requirements of paragraphs
           (a), (b), (d), and (e) of this Clause;

4.2 Upon completion of all the matters referred to in sub-clause 4.1 Marquee UK shall:

      (a) pay to the Sellers' Solicitors (whose receipt shall be a sufficient discharge therefor) the Cash Consideration by way of telegraphic transfer;

      (b) deliver to the Sellers' Solicitors a duly executed counterpart of the Tax Deed;

      (c) deliver to the Sellers' Solicitors a duly executed counterpart of the Disclosure Letter.

4.3 Upon Completion of all the matters referred to in sub-clause 4.1 Marquee Inc. shall:

      (a) allot the Initial Consideration Shares and issue the Loan Notes to the Sellers and deliver to the Sellers' Solicitors definitive share certificates in respect of the Initial Consideration Shares and certificates in the agreed terms in respect of the Loan Notes in the names of the Sellers; and

      (b)  deliver to the Sellers' Solicitors a duly executed counterpart of:

           (i)    the Tax Deed;

           (ii)   the Property Licence;

           (iii)  the Service Agreement;

           (iv)   the Consultancy Agreement; and

           (v)    the Disclosure Letter;

      (c) the Sellers shall not be obliged to complete this Agreement unless the Purchasers have complied fully with their respective requirements of Clause 4.2 and paragraphs (a) and (b) of this Clause.

4.4 If in any respect either the Sellers or the Purchasers fail to comply with all the provisions of Clauses 4.1, 4.2 and 4.3 on the date for Completion then the other of them may:

      (a) defer Completion to a date not more than 28 days after the date for Completion set by this Clause 4 (and so that the provisions of this sub-clause 4.4 shall apply to Completion as so deferred); or

      (b)  proceed to Completion as far as practicable; or

      (c) rescind this Agreement (without prejudice to its accrued rights and remedies).

4.5 Marquee Inc. shall procure as soon as reasonably practicable following Completion (and in any event within 7 days after Completion) the full and unconditional release of the Personal Guarantees and Marquee Inc. shall fully indemnify the Warrantors and Struan Marshall and Mrs M. Holmes against any liability, loss, cost or claim arising out of or in connection with the Personal Guarantees at any time after the Effective Date.

5     COMPLETION NET ASSET STATEMENT

5.1 The Sellers and the Purchasers shall as soon as practical and in any event within five days of the date of Completion instruct the Sellers' Accountants at the cost of Marquee Inc. to:

      (a) prepare the Completion Net Asset Statement using the accounting policies and methods used in the preparation of the Accounts together with an opinion by the

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

           Sellers' Accountants that the Completion Net Asset Statement presents on these accounting policies and methods a true and fair view of the Net Assets of the Company at the Effective Date;

      (b) submit the Completion Net Asset Statement in draft to the parties within 30 days from Completion.

5.2 The Purchasers and the Sellers shall use their best endeavours to procure that the Sellers' Accountants and the Purchasers' Accountants shall have access to all the books and records of the Company for the purposes of enabling them to prepare or check, as the case may be, the draft Completion Net Asset Statement.

5.3 Upon the completion of the preparation of the draft Completion Net Asset Statement by the Sellers' Accountants the draft Completion Net Asset Statement shall be presented to the Purchasers' Accountants for their approval. Marquee Inc. shall procure that the Purchasers' Accountants communicate their decision as to whether or not they approve the draft Completion Net Asset Statement to the Sellers and Marquee Inc. within 14 days of such presentation ("THE APPROVAL PERIOD") and shall, in the event of non approval, specify with reasonable particularity the reasons for non approval. In the event that the Purchasers' Accountants fail to communicate their decision to the Sellers and Marquee Inc. within the Approval Period they shall be deemed to have approved the draft Completion Net Asset Statement.

5.4 In the event that the Purchasers' Accountants do not approve the draft Completion Net Asset Statement within the Approval Period the Sellers and Marquee Inc. shall use their best endeavours to procure that the Sellers' Accountants and the Purchasers' Accountants meet together promptly and in any case within a period of 14 days of the end of the Approval Period to resolve any dispute that has arisen between them with regard to the draft Completion Net Asset Statement.

5.5 Any dispute with respect to the draft Completion Net Asset Statement which is not settled within 28 days of the end of the Approval Period shall (unless the Sellers and Marquee Inc. otherwise agree in writing) be referred for final determination to an Independent Accountant nominated jointly by the Sellers and Marquee Inc. (or failing such nomination within ten days of one party serving notice upon the other party to make such nomination) nominated at the request of either party by the President for the time being of the Institute of Chartered Accountants in England and Wales. The Independent Accountant shall be instructed to render his decision (which shall be communicated in writing to the Sellers and Marquee Inc. and shall be final and binding on the Sellers and Marquee Inc.) within 21 days of his appointment. The fees and costs of the Independent Accountant shall be borne and paid by the Sellers and Marquee Inc. in such proportions as the Independent Accountant shall consider appropriate. The parties shall provide to the Independent Accountant all such information assistance and documentation as he may reasonably require.

5.6 Upon the approval of the Completion Net Asset Statement under Clause 5.3 or 5.4 or the determination of any dispute under Clause 5.5 the Sellers and Marquee Inc. shall use

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

      their best endeavours to procure that the Sellers' Accountants and the Purchasers' Accountants immediately issue to the Sellers' Solicitors and the Purchasers' Solicitors respectively the Completion Net Asset Statement signed by the Sellers' Accountants and the Purchasers' Accountants respectively in the form so approved, resolved or decided which shall in the absence of manifest error be final and binding on the Sellers and the Purchasers.

5.7 In the event that the Completion Net Asset Statement shows that the value of the Net Assets is less than (pound)0 then the Consideration shall be deemed to be reduced by an amount equal to the shortfall and the amount of such reduction will be deducted from the first instalment and (as necessary) each succeeding instalment of the Consideration payable under Clause 3.4 until the full amount of the reduction has been satisfied; and

5.8 In the event that the Completion Net Asset Statement shows that the value of the Net Assets is greater than (pound)0 then the Consideration shall be deemed to be increased by an amount equal to the surplus and the amount of such increase shall be added to the first instalment of the Consideration payable under Clause 3.4.

6     REPRESENTATIONS AND WARRANTIES

6.1 The Warrantors hereby jointly and severally represent, warrant and undertake to the Purchasers and each of them that:

      (a) except as accurately and fairly disclosed to the Purchasers in the Disclosure Letter, each of the statements set out in Schedule 4 is true and accurate as at the Effective Date; and

      (b) all information contained in the Disclosure Letter is true and accurate as at the Effective Date and fairly presented and nothing of which the Warrantors were aware as at the Effective Date has been omitted from the Disclosure Letter which renders any of that information misleading as at the Effective Date.

6.2 Each of the Warranties set out in the several paragraphs of Schedule 4 is separate and independent and except as expressly provided to the contrary in this Agreement is not limited:

      (a)  by reference to any other paragraphs of Schedule 4; or

      (b)  by anything in this Agreement or the Tax Deed;

           and (save as provided in Clause 6.22 below) none of the Warranties shall be treated as qualified by any actual or constructive knowledge on the part of the Purchaser or any of its agents.

6.3 Each of the Warrantors agree with the Purchasers (as trustee for the Company and its employees) to waive any rights or claims which he may have against the Company and its employees in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given to the Warrantors by any of the Company or its employees in connection with the giving of the Warranties and the preparation of the Disclosure Letter.

6.4 Without restricting the rights of the Purchasers or the ability of the Purchasers to claim damages on any basis available to them in the event of any breach of any of the Warranties, the Warrantors undertake with the Purchasers that the Warrantors will, pay to the Purchasers within 7 days of the earlier of agreement between the Warrantors and the Purchasers and, in default of such agreement, final determination by order of a court of competent jurisdiction a sum by way of damages as so agreed or fully determined as being the amount necessary to put the Purchasers into the position which would have existed if the Warranties had been true and accurate and had not been misleading or breached (as the case may be) together with all costs and expenses reasonably and properly incurred by the Purchasers as a result of such breach.

6.5 In the event that the Purchasers obtain judgment (without leave to appeal being granted) against the Warrantors or reaches agreement with the Warrantors in respect of any claim for breach of the Warranties pursuant to the Tax Deed or otherwise pursuant to this Agreement (other than a claim arising under sub-clauses 2.1 (c) (d) and (e) of the Tax Deed) then any amount which shall have been agreed or finally adjudged or determined to be owing by the Warrantors to the Purchasers shall, where and to the full extent possible, be satisfied by the cancellation of any outstanding Loan Notes or any Untradeable Shares held by the Warrantors or by way of deduction from any instalment (each an "OUTSTANDING INSTALMENT") of the Consideration due to the Warrantors which remains to be satisfied pursuant to Clause 3.4 and in the following order of priority:

      (a) firstly by way of cancellation of any outstanding Loan Notes held by the Warrantors (and pro rata as between the Warrantors) and by deduction from the value of any Outstanding Instalment due to the Warrantors, taking the Loan Notes and Outstanding Instalments in reverse order of maturity, and in the case of any Loan Notes and Outstanding Instalments which fall due for redemption or satisfaction on the same date the deduction from the value of the relevant Outstanding Instalment shall take place in priority to the cancellation of the relevant Loan Notes;

      (b) thereafter by the Warrantors offering and the Purchaser accepting the cancellation of any issued Deferred Consideration Shares held by the Warrantors which remain subject to the restrictions contained in Clause 3.7 (and pro rata as between the Warrantors); and

      (c) thereafter by the Warrantors offering and the Purchasers accepting the cancellation of any Initial Consideration Shares held by the Warrantors which remain subject to the restrictions contained in Clause 3.7 (and pro rata as between the Warrantors) and for the purposes of paragraphs (b) and (c) of this Clause the value attributable to the relevant Untradeable Shares for the purposes of such cancellation shall be their Issue Price.

6.6 The Purchasers shall be entitled to take action in respect of any breach or non-fulfilment of any of the representations, warranties, undertakings, covenants or agreements on the part of the Warrantors or any of them contained in or made pursuant to this Agreement both before and after Completion and (save as provided in Clause 6.22 below) such action may be taken after Completion in respect of any breach or non-fulfilment discoverable by the Purchasers on or before Completion and Completion shall not constitute a waiver of any of the Purchasers' rights.

6.7 The Warrantors shall have no liability for a claim for breach of the Warranties where the amount of such claim is less than (pound)5,000 and the liability of the Warrantors in respect of the Warranties:

      (a)  shall not (when aggregated with any liability under the Tax Deed)
           (i) arise unless the amount of all claims (ignoring for this purposes any individual claims of less than (pound)5,000 each) made in respect of the Warranties and/or the Tax Deed (or which would have been made but for the operation of this paragraph or the corresponding provision in the Tax Deed) exceeds (pound)50,000 or
           (ii) exceed the sum of (pound)3,000,000 as adjusted pursuant to Clause 5; and

      (b) shall terminate (but without prejudice to the rights and obligations of the parties under the Tax Deed);

           (i) on the seventh anniversary of the Effective Date in respect of those matters set out in Part D (Taxation) of Schedule 4; and

           (ii)   on 30 April 2000 in respect of all other matters contained in
                  Schedule 4;

           provided that the limitations contained in this Clause 6.7 shall not apply to any claim which (or the delay in discovery of which) is a consequence of fraud, dishonesty or wilful concealment on the part of the Warrantors, their agents or advisors.

6.8 Any payment made (or suffered by cancellation or deduction pursuant to Clause 6.5) by the Warrantors for any breach of the Warranties or a liability under the Tax Deed shall be deemed to be a reduction in the Consideration.

6.9 The Warranties are given subject to any matters accurately and fairly disclosed in the Disclosure Letter and to the contents of the documents contained in the indexed bundle annexed thereto and any other specific information relating to the Company of which either of the Purchasers has actual (but not imputed or implied) knowledge at the date hereof.

6.10 No liability shall arise on the part of the Warrantors in respect of any breach of the Warranties:

      (a) which arises as a result of any liability to Tax arising or being increased as a result of any change in the basis or method of calculation of Tax after the Effective Date with retrospective effect;

      (b) which arises as a result of any retrospective increase in rates of Tax introduced after the Effective Date;

      (c) which arises as a result of any legislation or other governmental regulation not in force at the Effective Date; whether or not having retroactive or retrospective effect;

      (d) which arises as a result of any voluntary act, omission or transaction of either of the Purchasers or the Company after Completion which is outside the ordinary course of business of the Company;

      (e) which arises as a result of any act, transaction, or omission carried out by the Warrantors at either of the Purchasers' request and direction unless necessary to comply with any applicable law or statutory regulation enacted prior to the Effective Date;

      (f) which would not have arisen but for any winding up or cessation after Completion of any business or trade carried on by the Company except to the extent that such winding up or cessation is caused by the subject matter of one or more claims under the Warranties and/or under the Tax Deed;

      (g) which arises as a result of any act, omission, transaction or arrangement of the Company after the Effective Date (whether or not in the ordinary course of business of the Company) pursuant to a legally binding obligation incurred on or before the Effective Date details of which have been accurately and fairly disclosed in the Disclosure Letter;

      (h) where and to the extent that specific provision or reserve (including provision for deferred tax) is made for the matter giving rise to the liability in the Accounts or in the calculation of Net Assets for the purposes of the Completion Net Asset Statement;

      (i) arising solely from a change after Completion of the Company's accounting policy or practice or a change of the accounting reference date of the Company.

6.11 To the extent that any breach of the Warranties is capable of remedy the Purchasers shall first afford the Warrantors 28 days to remedy the breach complained of and for such purposes the Purchasers at the Warrantors' cost shall make available to the Warrantors all assistance and all papers documents and information in its possession, custody and control which the Warrantors may reasonably require.

6.12 In the event that the Company or either of the Purchasers shall become aware of any matter which is likely to constitute a breach of Warranty the Purchasers shall as soon as reasonably practicable notify in writing the Warrantors giving reasonable details of such matter and if so requested by the Warrantors and at the Warrantors' cost shall provide copies of available relevant documentation and thereafter shall keep the Warrantors informed of developments and communications relating thereto. In any event notice of any claim under the Warranties must be served by the Purchasers on the Warrantors in writing specifying in reasonable detail the nature of the claim and the breach that results (having regard to the information then available to the Purchasers) and where reasonably practicable the amount claimed before the date specified in Clause 6.7(b) and any claim shall (if not previously satisfied or withdrawn) be deemed to have been waived or withdrawn at the expiration of nine months after the date upon which written notice thereof is given to the Warrantors (or such longer period as the Warrantors may permit) unless legal proceedings shall already have been issued against and served on the Warrantors.

6.13 Subject to the Warrantors indemnifying and securing the Purchaser and the Company to their reasonable satisfaction against any liabilities, costs or expenses which may be incurred in taking such action the Purchasers shall take or procure that the Company takes such action as the Warrantors may reasonably request to dispute, compromise or defend any claim or demand giving rise to the claim for breach of Warranty or to mitigate any resulting loss.

6.14 Where the Company or the Purchasers or any of them is entitled (whether by reason of insurance or otherwise) to recover from a third party any sum in respect of the damage or liability the subject of a claim under the Warranties the Purchasers shall if so required by the Warrantors (subject to the Warrantors indemnifying and securing the Purchaser and the Company to their reasonable satisfaction against any liabilities, costs or expenses which may be incurred in taking such action) procure that the Company takes action as the Warrantors may reasonably require to enforce such recovery and any claim against the Warrantors shall be limited (in addition to the other limitations on the liability of the Warrantors referred to in this Clause 6) to the amount by which the amount of the Purchasers' claim as a result of such breach shall exceed the amount so recovered (less any reasonable costs, charges and expenses properly incurred by the Purchasers or the Company in connection therewith).

6.15 Where in relation to any matter which has been the subject of any claim for breach of the Warranties the Purchasers or the Company shall recover any sum (whether by payment, discount, credit or otherwise) referable to that matter the Purchasers shall forthwith repay to the Warrantors any sums paid by the Warrantors in respect of such claim (or an appropriate part thereof) not exceeding the sum recovered.

6.16 If and to the extent that the Warrantors make a payment to a Purchaser in respect of any breach of the Warranties relating to any liabilities in respect of which a Purchaser or the Company have a right to reimbursement (in whole or in part) against any third party the Purchasers shall upon the request of the Warrantors assign or procure to be assigned to them for no consideration but at the cost of the Warrantors the benefit of the right of reimbursement.

6.17 In the event of the Warrantors being liable to either of the Purchasers under the Warranties in respect of an obligation of the Company to pay Tax and in certain circumstances the payment of Tax will be repaid to the Company or some other liability to Tax reduced directly in consequence (in whole or in part) of the payment of Tax by the Company the liability of the Warrantors shall be reduced and any amount paid to either of the Purchasers by the Warrantors in respect of the liability to Tax shall be refunded when and to the extent that the Company actually receives such repayment or reduction in liability and the Purchasers shall procure that the Company makes all reasonable claims to obtain the repayment or reduction when it becomes aware that it is entitled to do so.

6.18 Any breach of the Warranties shall give rise only to an action in damages by the Purchasers.

6.19 The provisions of Clause 2.2 of the Tax Deed shall additionally apply in relation to any claim which could be made under the taxation warranties as it applies to a claim under the Tax Deed.

6.20 Nothing herein shall in any way diminish the Purchasers' common law duty to mitigate their loss.

6.21 The Purchasers undertake to retain or procure the retention by the Company of all such books, records, accounts, correspondence and other papers of the Company as are material in the context of the liability of the Warrantors under the Warranties or the Tax Deed during the subsistence of the liability of the Warrantors under the Warranties or (as the case may be) the Tax Deed.

6.22 The Purchasers jointly and severally warrant and undertake to and for the benefit of the Warrantors that (having made due enquiry of its advisors) they are not aware of any fact, circumstance or information as at the Effective Date upon the basis of which either of them has or may have a claim against the Warrantors and/or Sellers under this Agreement or any of the other documents referred to herein other than under sub- clauses 2.1(c), (d) and (e) of the Tax Deed (whether for breach of the Warranties or under the Tax Deed or on any other account whatsoever). The Purchasers acknowledge that the Warrantors are entering into this Agreement on the basis that the foregoing warranty is true and accurate in all respects and, without restricting the rights of the Warrantors, the Purchasers hereby agree that in the event of such warranty being found to have been broken, misleading or untrue by reason of either of the Purchasers being at the time of the Effective Date aware of any such fact, circumstance or information then the Purchasers shall have no right to make any claim against the Warrantors and/or the Sellers under this Agreement or any of the other documents referred to herein in respect of such fact, circumstance or information.

7     CONFIDENTIALITY

7.1 Each of the Sellers hereby undertakes to each of the Purchasers (for themselves and each as trustee for the Company) that he will:

      (a) not at any time after the date of this Agreement (save as required by law or regulatory authority) divulge or communicate to any person other than to officers or employees of the Company whose province it is to know the same or on the instructions of the Board of Directors of the Company any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings transactions or affairs of the Company which may have come to his knowledge prior to Completion; and

      (b) use his reasonable endeavours to prevent publication or disclosure of any confidential information concerning such matters;

           provided that such undertakings shall cease to have effect in relation to any confidential information which comes into the public domain otherwise than through the fault of any of the Sellers.

8     PROTECTIVE COVENANTS

8.1 Each Warrantor covenants with each of the Purchasers (for themselves and each as trustee for the Company) that he will not, in the case of J.R.Holmes for a period of 5 years from the Effective Date or in the case of P.McGarvey for a period of 2 years from the Effective Date:

      (a) be concerned in any business carrying on business within the United Kingdom of Great Britain and Northern Ireland (and the Channel Islands and the Isle of Man) or within the Republic of Ireland which is competitive or likely to be competitive with any of the businesses carried on by the Company at Completion; or

      (b) except on behalf of the Company canvass or solicit orders for services similar to those being provided by the Company at Completion from any person who is at Completion or has been at any time within the year prior to Completion a customer of the Company; or

      (c) induce or attempt to induce any supplier of the Company to cease to supply, or to restrict or vary the terms of supply, to the Company; or

      (d) induce or attempt to induce any employee of the Company to leave the employment of the Company; or

      (e) use or (in so far as it lies within his control) allow to be used (except by the Company) any trade name used by the Company at Completion or any other name intended or likely to be confused with such a trade name.

8.2   For the purposes of this Clause:

      (a) a Warrantor is concerned in a business if he carries it on as principal or agent or if:

           (i) he is a partner, director, employee, seconde, consultant or agent in, of or to any person who carries on the business; or

           (ii) he has any direct or indirect financial interest (as shareholder or otherwise) in any person who carries on the business disregarding any financial interest of a person in securities which are listed on the American Stock Exchange or the London Stock Exchange or traded on the Alternative Investment Market, if that person, the remaining Sellers and any person connected with him or them are interested in securities which amount to less than three per cent of the issued securities of that class and which, in all circumstances, carry less than three per cent of the voting rights (if any) attaching to the issued securities of that class.

8.3 Each of the restrictions in each paragraph or sub-clause above shall be enforceable by the Purchaser independently of each of the others and its validity shall not be affected if any of the others is invalid; if any of those restrictions is void but would be valid if some part of the restrictions were deleted the restriction in question shall apply with such modification as may be necessary to make it valid without in any way extending the scope of the restrictions.

8.4 The Warrantors acknowledge that the above provisions of this Clause are no more extensive than is reasonable to protect the Purchasers as the purchasers of the Shares.

8.5 If any provision of this Agreement or of any other agreement or arrangement of which it forms part is subject to registration under the Restrictive Trade Practices Act 1976, it shall not take effect until the day after particulars of the agreement or arrangement have been given to the Director General of Fair Trading under section 24 of that Act.

9     ANNOUNCEMENTS

Neither the Sellers nor the Purchasers shall make or permit any person connected with any of them to make any announcement concerning the sale and purchase of the Shares or any ancillary matter before, on or after Completion except as required by law or other applicable regulation or with the written approval of the other, such approval not to be unreasonably withheld or delayed.

10    NOTICES AND RECEIPTS

10.1 Any notice or other document to be served under this Agreement may be delivered or sent by first class registered post (or airmail if to a destination outside the country where it is despatched) or facsimile process to the party to be served at his address appearing in this Agreement or at such other address as he may have notified to the other parties in accordance with this Clause.

10.2  Any notice or document shall be deemed to have been served:

      (a)  if delivered, at the time of delivery; or

      (b) if posted, at 10.00 am on the second or (if sent to a destination outside the country where it is despatched) seventh business day in the country of the recipient after it was put into the post; or

      (c) if sent by facsimile process, at the expiration of 2 hours after the time of despatch, if despatched before 3.00 pm on any business day in the country of the recipient, and in any other case at 10.00 am on the business day in the country of the recipient following the date of despatch.

10.3 In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid registered post or airmail letter or that the facsimile message was properly addressed and despatched as the case may be.

10.4 The receipt of the Sellers' Solicitors for any sum or document to be paid or delivered to a Seller will discharge the Purchasers' obligation to pay or deliver it to that Seller.

10.5 The Purchasers agree that service or delivery of any documents on either of them (including service of any proceedings) may be effected by service upon the Purchasers' Solicitors in accordance with this Clause 10.

11    RESOLUTIONS AND WAIVERS

11.1 In relation to the Company the Sellers shall procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions as are necessary under the Companies Act 1985, its Articles of Association or any agreement or obligations affecting it to give effect to this Agreement.

11.2 For so long after Completion as it remains the registered holder of any of the Shares each of the Sellers will hold them and any distributions, property and rights hereafter deriving from them in trust for Marquee Inc. or Marquee UK (as appropriate) and will deal with the Shares and any distributions, property and rights hereafter deriving from them as Marquee Inc. or Marquee UK (as appropriate) directs and will on request by Marquee Inc. or Marquee UK (as appropriate) execute an instrument of proxy or other document which enables Marquee Inc. or Marquee UK (as appropriate) or its representative to attend and vote at any meeting of the Company.

12    GENERAL

12.1 Each of the obligations, warranties and undertakings set out in this Agreement which is not fully performed at Completion will continue in force after Completion.

12.2 None of the rights or obligations under this Agreement may be assigned or transferred without the prior written consent of all the parties.

12.3 Where any obligation, representation, warranty or undertaking in this Agreement is expressed to be made, undertaken or given by the Sellers, they shall be jointly and severally responsible in respect of it unless otherwise stated.

12.4 The Purchasers may release or compromise in whole or in part the liability of any of the Sellers under this Agreement or grant any time or other indulgence without affecting the liability of any other of the Sellers.

12.5  Time is of the essence in relation to this Agreement.

12.6 Each party shall pay the costs and expenses incurred by him or it in connection with the entering into and completion of this Agreement.

12.7 This Agreement may be executed in any number of counterparts, all of which, taken together shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

13    WHOLE AGREEMENT

13.1 This Agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this Agreement and supersede all previous agreements, arrangements and understandings between the parties relating to these transactions.

13.2 The parties acknowledge that in agreeing to enter into this Agreement he or it has not relied on any representation, warranty or other assurance except those set out in this Agreement and waives all rights and remedies, which, but for this Clause might be available to it in respect of such representation, warranty or other assurance provided that nothing in this Clause shall limit or exclude any liability for fraudulent misrepresentation.

14    GOVERNING LAW

      This Agreement is governed by and shall be construed in accordance with English law. Each of the parties submits to the exclusive jurisdiction of the English courts for all purposes relating to this Agreement.


15    PURCHASERS' WARRANTIES AND COVENANT

15.1 Marquee Inc. covenants that it shall use its reasonable endeavours to file the reports required to be filed by it under the US Securities Exchange Act 1934, as amended (the "EXCHANGE ACT") and the rules and regulations of the US Securities and Exchange Commission (the "COMMISSION") thereunder, and it shall, if feasible, take such further action as any holder of Consideration Shares may reasonably request, all to the extent required from time to time to enable such holder to sell Consideration Shares without registration under the US Securities Act of 1933 (the "SECURITIES ACT") within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rules or regulations hereafter adopted by the Commission. Upon the written request of any holder of Consideration Shares, the Purchaser shall deliver to such holder a written statement as to whether it has complied with such requirements.

15.2 Provided that a period of at least 2 years has elapsed since the later of the date any Consideration Shares were acquired from Marquee Inc. or an affiliate of Marquee Inc. (within the meaning of Rule 144 under the Securities Act), Marquee Inc. shall, upon the request of any holder thereof who is not an affiliate of Marquee Inc. and has not been an affiliate of Marquee Inc. during the preceding 3 months, use its reasonable efforts (subject to applicable law) to arrange for the exchange of the certificates representing such Consideration Shares for new certificates omitting any legend relating to restrictions on the transfer of such Consideration Shares.

15.3 The Purchasers hereby jointly and severally warrant and represent to the Sellers that:

      (a) neither the execution of this Agreement by the Purchasers or the Loan Notes by Marquee Inc. nor the completion of the transaction as contemplated by this Agreement will violate, conflict with or result in the breach of any term, limitation in or provisions of, or constitute a default (or an event that, with the giving of notice or the lapse of time or both, would constitute a default) under the terms, provisions or conditions of the constitutional documents of the Purchasers or any agreement to which either of the Purchasers are a party or by which the Purchasers are bound, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchasers;

      (b) no consent or approval by, notice to or registration with any governmental or other authority is required on the part of either of the Purchasers in connection with the execution of this Agreement or the Loan Notes or the completion of the transaction as contemplated in it;

      (c) the Consideration Shares, when issued pursuant to this Agreement, shall be duly authorised, validly issued, fully paid and nonassessable and the certificates representing the Consideration Shares and the Loan Notes, when delivered pursuant to this Agreement, shall be in due and proper form and shall be duly and validly executed by the officers of Marquee Inc. named thereon;

      (d) the execution, delivery and performance by the Purchasers of the Agreement and the Loan Notes, and all other documents contemplated hereby and thereby, the fulfilment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by the Purchasers of the transactions contemplated hereby and thereby, have been duly authorised by the Board of Directors of the Purchasers (as appropriate, which authorisation has not been modified or rescinded and is in full force and effect) and no other corporate action is necessary for either of the Purchasers to enter into this Agreement and the Loan Notes, and all other documents contemplated hereby and thereby, and to consummate the transactions contemplated hereby and thereby;

      (e) where appropriate, this Agreement and the Loan Notes constitute valid and binding obligations of the Purchasers, enforceable against such of the Purchasers (as appropriate) in accordance with their respective terms;


IN WITNESS of which this Agreement has been executed by the parties or their duly authorised representatives on the date which appears first on page 1.

                                                  SCHEDULE 1
                              THE SELLERS, THEIR SHAREHOLDINGS AND CONSIDERATION

                                                    PART A

                                                                                                 CASH CONSIDERATION
                                                                         CLASS OF      NO. OF        PAYABLE
           NAME                               ADDRESS                     SHARES       SHARES

       Jonathan Roy                 Westhorpe Lodge, Westhorpe,              C         18,020     (pound)534,000
          Holmes                     Southwell, Nottinghamshire

      Peter McGarvey                       3 Manor Court                     C         22,140     (pound)656,000
                                      Willoughby on the Wolds,
                                           Leicestershire
                                              LE12 3SS

    Trustees of the Jon                   Westhorpe Lodge,                   C          5740      (pound)170,000
          Holmes                             Westhorpe,
       Discretionary                         Southwell,
      Settlement 1998                     Nottinghamshire

       Gary Lineker                Fairways, Titlarks Road, Ascot            H           275      (pound)44,000
                                         Berkshire SL5 0JD

        David Gower                   Meade Hill, Church Lane,               H           150      (pound)24,000
                                   Braishfield, Romsey, Hampshire
                                              SO51 0QH

       Will Carling                Old Pond House, Village Road,             H           100      (pound)16,000
                                          Dorney, Windsor
                                              SL4 6QJ

         Diana Van                    Hall Cottage, Old Road,                H           275      (pound)44,000
          Bunnens                      Ruddington, Nottingham
                                              NG11 6NF

      Struan Marshall             Flat J, The Boundary, Fox Road,            H           200      (pound)32,000
                                    West Bridgford, Nottingham,
                                              NG2 6AL

      Vivien Fountain           7 St Helens Crescent, Burton Joyce,          H           100      (pound)16,000
                                             Nottingham
                                              NG14 5DW

       John Bromley                      20 Hill Crest Road                  H           100      (pound)16,000
                                     Camberley, Surrey GU15 1LG

      Sally McGarvey                       5 Foxes Close                     J           300      (pound)48,000
                                           Hermitage Walk
                                        The Park, Nottingham
                                              NG7 1DR
           TOTAL                                                                                (POUND)1,6000,000

                                                                PART B

                                                                     INITIAL CONSIDERATION      LOAN NOTES    % OF ANY DEFERRED
                                               CLASS OF      NO. OF     SHARES PAYABLE            PAYABLE       CONSIDERATION
     NAME                   ADDRESS             SHARES       SHARES                                                  PAYABLE

 Jonathan Roy          Westhorpe Lodge,           D           1760     (pound)176,000        (pound)352,000            NIL
    Holmes           Westhorpe, Southwell,        E            264              NIL                   NIL              44%
                        Nottinghamshire

Peter McGarvey           3 Manor Court            D           1640     (pound)164,000        (pound)328,000            NIL
                       Willoughby on the          E            246              NIL                   NIL              41%
                     Wolds, Leicestershire
                           LE12 3SS

 Gary Lineker      Fairways, Titlarks Road,       F            275      (pound)11,000         (pound)22,000           2.75%
                             Ascot
                       Berkshire SL5 0JD

  David Gower         Meade Hill, Church          F            150      (pound)6,000          (pound)12,000            1.5%
                      Lane, Braishfield,
                       Romsey, Hampshire
                           SO51 0QH

                                                               27

 Will Carling           Old Pond House,           F            100      (pound)4,000          (pound)8,000             1.0%
                     Village Road, Dorney,
                            Windsor
                            SL4 6QJ

   Diana Van        Hall Cottage, Old Road,       F            275      (pound)11,000         (pound)22,000           2.75%
    Bunnens               Ruddington,
                          Nottingham
                            NG11 6NF

Struan Marshall      Flat J, The Boundary,        F            200      (pound)8,000          (pound)16,000            2.0%
                        Fox Road, West
                    Bridgford, Nottingham,
                            NG2 6AL

Vivien Fountain      7 St Helens Crescent,        F            100      (pound)4,000          (pound)8,000             1.0%
                         Burton Joyce,
                          Nottingham
                           NG14 5DW

 John Bromley         20 Hill Crest Road          F            100      (pound)4,000          (pound)8,000             1.0%
                       Camberley, Surrey
                           GU15 1LG

Sally McGarvey           5 Foxes Close            G            300      (pound)12,000         (pound)24,000            3.0%
                        Hermitage Walk
                     The Park, Nottingham
                            NG7 1DR

          TOTAL                                                        (POUND)400,000       (POUND)800,000            100%






                                   SCHEDULE 2
                           PARTICULARS OF THE COMPANY

(1)  Company Number: 1527571

(2)  Share Capital: (i)  Authorised:- (pound)1,000,000
                    (ii) Issued:- (pound)51,310

(3)  Registered Holders: See Schedule 1

(4)  Registered Office: 6 George Street, Nottingham, Nottinghamshire, NG1 3BE

(5)  Directors: Jonathan Roy Holmes
                Peter McGarvey

(6)  Secretary: Jonathan Roy Holmes

(7)  Auditors: Grant Thornton

(8)  Accounting reference date: 31 December

                                   SCHEDULE 3
                                DETAILS OF LEASE


PARTIES

Ice Developments Limited (1) and Park Associates Limited (2).


PROPERTY

Part of the First Floor, 68 South Lambeth Road, SW8 as shown on the plan to the Lease.


RENT PER ANNUM

(pound)7,750


TERM

From 8 September 1997 to 7 September 2002.

                                   SCHEDULE 4
                                 THE WARRANTIES


A.    General
B.    Accounts/Financial
C.    Business
D.    Tax
E.    Intellectual Property etc
F.    Directors/Employees etc

A.    GENERAL

A.1   THE RECITALS AND THE SCHEDULES

      The information relating to the Sellers and the Company contained in the Recitals and Schedules 1 and 2 to this Agreement is true and accurate.

A.2   AUTHORITY AND CAPACITY

      A.2.1 The execution and delivery of, and the performance by, each Seller of its obligations under this Agreement and the Tax Deed will not:

              (a) relieve any other party to a contract with the Company of its obligations or enable that party to vary or terminate its rights or obligations under that contract; or

              (b) result in the creation or imposition of any lien, charge or encumbrance of any nature on any of the property or assets of the Company.

A.3   MEMORANDUM AND ARTICLES OF ASSOCIATION

      The copy of the Memorandum and Articles of Association of the Company delivered by the Warrantors to the Purchasers is true complete and accurate in all respects and has embodied in it or annexed to it true, accurate and complete copies of all resolutions agreements and consents required by law to be so embodied or annexed.

A.4   COMPLIANCE WITH COMPANIES ACTS

      A.4.1 As far as the Warrantors are aware the Company and its respective officers (in their capacities as such) have complied with the provisions of the Companies Act 1985 and in particular (without prejudice to the generality of the foregoing) all documents required to be filed with the Registrar of Companies in respect of the Company have been duly filed.

      A.4.2 The Statutory Books and Minute Books of the Company have been properly written up and contain a true accurate and complete record of the matters which should be dealt with in such books and no notice or allegation that any of them is incorrect or should be rectified has been received.

      A.4.3 All returns and particulars, resolutions and other documents which the Company is required by law to file with or deliver to the Registrar of Companies have been correctly made up and duly filed or delivered.

A.5   OWNERSHIP OF THE SHARES

      A.5.1 The Shares constitute the whole of the issued and allotted share capital of the Company.

      A.5.2 No person is entitled, or has claimed to be entitled, to require the Company to issue any share or loan capital either now or at any future date whether contingently or not.

A.6   SUBSIDIARIES, ASSOCIATIONS AND BRANCHES

      The Company:

      A.6.1 does not hold or beneficially own and has not agreed to acquire any securities of any other corporation (whether incorporated in the United Kingdom or elsewhere); or

      A.6.2 is not and has not agreed to become a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations); or

      A.6.3 does not have outside the United Kingdom any branch or any permanent establishment.

A.7   OWNERSHIP OF ASSETS

      A.7.1 The Company owns all the assets necessary to enable it to continue to run its business in the manner and on the scale in which it has been conducted in the year preceding the date of this Agreement.

      A.7.2 Particulars of all fixed assets acquired or agreed to be acquired by the Company since the Accounts Date are set out in the Disclosure Letter.

      A.7.3 Except for current assets offered for sale or sold in the ordinary course of trading, the Company has not since the Accounts Date disposed of any of the assets included in the Accounts or any assets acquired or agreed to be acquired since the Accounts Date.

      A.7.4 None of the property, assets, undertaking, goodwill or uncalled capital of the Company is subject to any encumbrance (including, without limitation, any debenture, mortgage, charge, lien, deposit by way of security, bill of sale, lease, hire-purchase, credit-sale or other agreement for payment on deferred terms, option or right of pre-emption) or any agreement or commitment to give or create any of the foregoing.

A.8   VULNERABLE TRANSACTIONS

      A.8.1 The Company has not been party to a transaction pursuant to or as a result of which an asset owned, purportedly owned or otherwise held by it is liable to be transferred or re-transferred to another person or which gives or may give rise to a right of compensation or other payment in favour of another person in the event of the insolvency of any person other than the Company.

      A.8.2 No transaction at an undervalue (within the meaning of section 423 of the Insolvency Act 1986) (a) relating to any of the Shares or (b) to which the Company has been a party, has been effected prior to the date of this Agreement.

A.9   COMPLIANCE WITH STATUTES

      As far as the Warrantors are aware the Company has not, nor has any of its respective officers, agents or employees (during the course of their duties), done or omitted to do anything which is a contravention of any statute, order, regulation or the like giving rise to any fine, penalty or other liability on the part of the Company.

A.10  LICENCES AND CONSENTS

      The Company has all licences (including statutory licences) and consents necessary to own and operate its assets and to carry on its business as it does at present and none of the Warrantors is aware of anything that might prejudice the continuation or renewal of any of those licences or consents.

A.11  INSIDER CONTRACTS

      A.11.1 The Company is not party to any contract or arrangement in which any of the Warrantors or any person connected with any of them is interested, directly or indirectly.

      A.11.2 The Company is not party to, nor has its profits or turnover during the five financial periods ended on the Accounts Date been affected by, any contract or arrangement which is not of an entirely arm's length nature.

      A.11.3 None of the Sellers nor any person connected with any of them is a party to any outstanding agreement or arrangement for the provision of finance, goods, services or other facilities to or by the Company or in any way relating to the Company or its affairs.

A.12  LITIGATION

      A.12.1 The Company is not engaged in any litigation or arbitration proceedings and there are no such proceedings pending or threatened by the Company.

      A.12.2 The Warrantors do not know of anything which is likely to give rise to any litigation or arbitration proceedings by or against the Company.

      A.12.3 As far as the Warrantors are aware the Company is not the subject of any investigation or inquiry by any governmental, administrative or regulatory body.

A.13  INSOLVENCY

      A.13.1 No receiver or administrative receiver has been appointed in respect of the Company or in respect of the whole or any part of the assets or undertaking of the Company.

      A.13.2 No administration order has been made and no petition has been presented for such an order in respect of the Company.

      A.13.3 No meeting has been convened at which a resolution will be proposed nor has any resolution been passed nor has any petition been presented or order made for the winding up of the Company.

      A.13.4 The Company has not stopped or suspended payment of its debts, become unable to pay its debts (within the meaning of Section 123 of the Insolvency Act) or otherwise become insolvent.

      A.13.5 No unsatisfied judgment, order or award is outstanding against the Company and no written demand under Section 123(1)(a) of the Insolvency Act has been made against the Company and no distress or execution has been levied on, or other process commenced against, any asset of the Company.

      A.13.6 No voluntary arrangement has been proposed under Section 1 of the Insolvency Act in respect of the Company.

      A.13.7 No circumstances have arisen which entitle any person to take any action, appoint any person, commence proceedings or obtain any order of the type mentioned in paragraphs A.13.1 to A.13.6.

B.    ACCOUNTS/FINANCIAL

B.1   ACCOUNTS

      B.1.1   The Accounts:

              (a) have been prepared under the historic cost convention (as modified for the revaluation of land and buildings) and in accordance with generally accepted accounting principles and practices, the Companies Act 1985 and other applicable statutes and regulations; and

              (b) correctly state the assets of the Company and give a true and fair view of the state of affairs of the Company as at the Accounts Date and of the profit or loss of the Company for the period ended on the Accounts Date.

      B.1.2 Without prejudice to the generality of the Warranty contained in paragraph B.1.1, the Accounts:

              (a) comply with the requirements of the Companies Act 1985 and of any other relevant legislation;

              (b) have been prepared on a consistent accounting basis with the corresponding audited accounts of the Company for the preceding financial year;

              (c) are not affected by and do not include any unusual or non-recurring items;

              (d) contain either adequate provision to cover, or full particulars in notes of, all the known liabilities and other financial commitments (whether ascertained or contingent and whether or not quantified or disputed) of the Company as at the Accounts Date;

              (e)  make proper and adequate provision for:

                   (i)    all bad and doubtful debts;

                   (ii) depreciation and obsolescence in respect of plant machinery fixtures and fittings and vehicles;

                   (iii) all amounts required to be deducted from any payments made to any person whether under the Pay As You Earn regulations legislation relating to National Insurance Contributions relating to Statutory Sick Pay or any other legislation whatsoever.

      B.1.3 The debts included in the Accounts have realised or will realise, in the ordinary course of collection, their nominal amounts less any provision for bad and doubtful debts included in the Accounts.

      B.1.4 As far as the Warrantors are aware no debt owing to the Company at the date of this Agreement (other than debts included in the Accounts) will not in the ordinary course of collection realise its nominal amount plus any accrued interest.

      B.1.5 There is no material difference between the accounting and taxation treatment of any item in the Accounts and of any asset acquired since the Accounts Date.

      B.1.6 The Company is the owner free from encumbrances or other third party rights in the nature of security or title retention of all its undertaking and assets which are included or which ought to have been included in the Accounts or which have been acquired since the Accounts Date and all such assets are in its possession or under its control.

B.2   MANAGEMENT ACCOUNTS

      The unaudited management accounts of the Company for the period of five months ended 31 May 1998 (a copy of which is attached to the Disclosure Letter) have been prepared on a consistent basis and do not misstate to a material extent the assets and liabilities of the Company and its results for the period ended 31 May 1998.

B.3   ACCOUNTING RECORDS

      All proper and necessary accounting and other books and records (including all invoices and other records required for value added tax purposes) of the Company relating to its financial and trading position have been fully properly and accurately written up on a proper and consistent basis.

B.4   POSITION SINCE THE ACCOUNTS DATE

      Since the Accounts Date:

      B.4.1 the business of the Company has been carried on in the ordinary and usual course and there has not been any material change in the nature of the assets and liabilities shown in the Accounts;

      B.4.2 there has been no deterioration in the turnover, or trading prospects of the Company;

      B.4.3 no directors fees have been paid and no resolution (whether by the appropriate Board of Directors or by the appropriate General Meeting) that such fees be paid in respect of the current or any previous financial year has been proposed or passed by the Company;

      B.4.4 the Company has not disbursed any cash except in the ordinary course of its business and all amounts received by the Company have been deposited with the Company's bankers and appear in the appropriate books of account;

      B.4.5 no dividends or other distributions have been declared, paid or made by the Company;

      B.4.6 the Company has not entered into any capital transaction as vendor, purchaser, lessor or lessee or otherwise undertaken any material commitment on its capital account.

B.5   BORROWINGS ETC

      B.5.1 The Company has not received notice (whether formal or informal) from any person who is currently, or who has at any time since the Accounts Date been a lender to it requiring repayment of any indebtedness or intimating the enforcement by any such lender of any security which it may hold over any assets of the Company and the Warrantors are not aware of any circumstances likely to give rise to any such notice being given or which would enable any such notice to be given.

      B.5.2 The total amount borrowed by the Company from its bankers does not exceed its overdraft facilities as set out in the Disclosure Letter.

      B.5.3 Since the Accounts Date the Company has not lent any money which has not been repaid to it or acquired the benefit of any debt (present or future) save for debts in respect of the normal course of trading.

      B.5.4 The Company has no outstanding loan capital nor any money borrowed (other than under the overdraft facilities disclosed in relation to 5.2 above), including money raised by factoring.

      B.5.5 The Company has no outstanding liability (whether present or future) in respect of any guarantee or indemnity.

      B.5.6 Since the Accounts Date the Company has paid each of its creditors on or before the relevant due date for payment (save for any disputed amounts) and has not made any agreement to postpone or delay any payment of its debts and "paid" in this context means that either cash has been paid or a cheque has been given or despatched to the relevant creditor and has not been cancelled by the Company.

B.6   PLANT AND EQUIPMENT

      Of the plant, machinery, fixtures, fittings, equipment, vehicles, furniture, materials and other assets (not being current assets) included in the Accounts or acquired by the Company since the Accounts Date:

      B.6.1 none has been sold or disposed of at a figure lower than book value or an open market arm's length value whichever is the higher;

      B.6.2 none has been or has been agreed to be let on hire or hire purchase or sold on deferred terms; and

      B.6.3 none was acquired at a price in excess of market value at the time of acquisition.

B.7   GOVERNMENT GRANTS

      The Company is not subject to any arrangement for receipt or repayment of any grant, subsidy or financial assistance from any government department or other body.

B.8   BANK ACCOUNTS

      The statement of the Company's bank accounts and of the credit or debit balances on them attached to the Disclosure Letter is correct as at the close of business on 29 June 1998 and the Company does not have any other bank or deposit account (whether in credit or overdrawn) not included in the statement and since the date of that statement there has not been any payment out of any of the accounts except for payments in the ordinary course of business and the balance on the accounts is not substantially different from the balances shown on the statement.

C.    BUSINESS

C.1   SUPPLIERS AND CUSTOMERS

      The Warrantors have no reason to believe (but without having made any enquiry of any third party) that any supplier customer or person who has had regular dealings with the Company within the twelve months prior to the Effective Date will cease dealing with the Company or may substantially reduce its dealings with the Company after Completion as a result of the acquisition by the Purchasers of the Company.

C.2   TRADING CONTRACTS AND OUTSTANDING OFFERS

      C.2.1 The Company has observed and performed in all material respects the terms and conditions on its part to be observed and performed under its current trading contracts.

      C.2.2 The Company will not be required after the Effective Date to undertake any work or supply any goods or services under a contract entered into on or before the Effective Date except on normal commercial terms.

      C.2.3 No offer, tender or the like which is capable of being converted into an obligation of the Company by an acceptance or other act of some other person is outstanding, except in the ordinary course of its business.

C.3   MATERIAL CONTRACTS

      The Company is not party to any contract, arrangement, or obligation which, whether by reason of its nature, term, scope, price or otherwise, which:

      C.3.1    is not in the ordinary course of its business; or

      C.3.2 is incapable of performance in accordance with its terms within six months of the date on which it was entered into or undertaken; or

      C.3.3 is expected to result in a loss to the Company on completion of performance; or

      C.3.4 is of an unusually onerous nature or cannot be fulfilled or performed by the Company on time and without undue or unusual expenditure of money and effort.

      C.3.5 requires an aggregate consideration payable by the Company in excess of (pound)10,000; or

      C.3.6 involves payment by the Company by reference to fluctuations in the Index of Retail Prices or any other index; or

C.3.7 requires payment of any sum by the Company in any currency other than sterling; or

C.3.8 is for the provision of management or similar services to the Company and which is not terminable by it on less than three months' notice without compensation.

C.4   AGENCIES, ETC.

      The Company is not party to any agreement or arrangement which restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.

C.5   ANTI-COMPETITIVE ARRANGEMENTS

      C.5.1 The Company is not at the Effective Date, a party to any agreement, arrangement, concerted practice or course of conduct which:

               (a) is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977;

               (b) contravenes the provisions of the Resale Prices Act 1976 or any secondary legislation or adopted under the Fair Trading Act 1973;

               (c) infringes Article 85 or 86 of the Treaty establishing the European Economic Community or any other anti-trust or similar legislation in any jurisdiction in which the Company carries on business or has assets or sales; or

               (d) is void or unenforceable (whether in whole or in part) or may render the Company liable to proceedings under any such legislation as is referred to in paragraphs (a) to
                      (c) above.

      C.5.2 The Company has not given any undertaking and no order has been made against or in relation to the Company pursuant to any anti-trust or similar legislation in any jurisdiction in which the Company carries on business or has assets or sales.

C.6   PLANT IN WORKING ORDER

      All vehicles and computer equipment owned or used by the Company:

      C.6.1    is in satisfactory working order;

      C.6.2    has been properly serviced and maintained;

      C.6.3    is not surplus to the Company's requirements; and

      C.6.4    is in the possession of the Company.

C.7   INSURANCE

      C.7.1 All the assets and undertaking of the Company of an insurable nature are and have at all material times been insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against by persons carrying on the same classes of business as those carried on by the Company and the Company is now and has at all material times been adequately covered against accident, damage, injury, third party loss, loss of profits and other risks normally covered by insurance.

      C.7.2 The list of current policies of insurance of the Company attached to the Disclosure Letter is true and complete and no premium due to be paid and payable in respect of any policy is outstanding.

      C.7.3 There are no circumstances which would or might entitle the Company to make a claim under any policy of insurance or which under the terms of any policy of insurance would or might be required to be notified to the insurers and there are no pending claims under any policy of insurance which have not been admitted by the insurers.

      C.7.4 No liability in respect of any claim made or pending against the Company will exceed in amount the limit of insurance cover in force for the benefit of the Company against such a claim and there is no insurance policy under which the Company may be required to bear any excess provision out of its own funds.

C.8   PROPERTIES

      Except in respect of the Property Licence and the Lease, the Company has no right or interest in land property or buildings.

C.9   NO POWERS OF ATTORNEY

      The Company has not granted any power of attorney or similar authority which remains in force.

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D.    TAXATION

In this Part D of Schedule 4 "tax" and "tax authority" shall have the same meanings as they have for the purposes of the Tax Deed, and clause 1 of the Tax Deed shall apply for the purposes of this Part D of Schedule 4.

D.1   GENERAL

      D.1.1    Tax returns

               All necessary information, notices, computations and returns which are required by law to have been submitted by the Company to the Inland Revenue, H M Customs and Excise and any other relevant tax or excise authorities, whether of the United Kingdom or elsewhere, have been submitted within the prescribed time limits including for the avoidance of doubt all claims, disclaimers and elections which on or before the Effective Date are required by law to have been made, given or delivered for tax purposes. All such information, notices, computations and returns submitted to the Inland Revenue, H M Customs and Excise and such other authorities were at the date to which they were made up true and accurate in all material respects and are not the subject of any material dispute with such authorities.

      D.1.2    Tax liabilities

               (a) All tax prior to the Effective Date for which the Company is liable or for which it is liable to account has been duly paid (insofar as such tax ought to have been paid) and the Company has made full provision in the Accounts in respect of all tax for which it will or may become chargeable or accountable in respect of all accounting periods or other tax periods ending on or before the Accounts Date.

               (b) The Company has properly and punctually deducted and accounted for tax which it has been required by law to deduct or for which it has been required to account in respect of any payments made or deemed to have been made by it. In particular the Company has properly operated the PAYE system and has duly made all deductions and payments required to be made in respect of national insurance contributions (including employer's contributions).

      D.1.3    Penalties and interest

               The Company has not within the past twelve months paid or become liable to pay, nor, so far as the Warrantors are aware, are there any circumstances by reason of which it is likely to become liable to pay, any penalty, fine, surcharge or interest in respect of tax.

      D.1.4    Investigations

               There is no material dispute or disagreement outstanding nor so far as the Warrantors are aware is any contemplated at the Effective Date with any tax authority regarding:

               (a) the computation of any gains, profits or losses of the Company for tax purposes;

               (b) any liability or potential liability to tax (including penalties or interest) recoverable from the Company; or

               (c)    the availability to the Company of any relief from tax.

      D.1.5    Deductions

               All rents, interest and annual payments paid or payable by the Company since the Accounts Date are wholly allowable as deductions or charges in computing income for the purposes of corporation tax.

      D.1.6    Residence

               The Company is, and has since its incorporation been, resident for tax purposes only in the United Kingdom.

      D.1.7    No transactions between persons under common control.

               No transactions or arrangements involving the Company have taken place or are in existence which are such that any of the provisions of s.770 to s.773 Taxes Act 1988 have been or, so far as the Warrantors are aware, could be applied to them.

      D.1.8    Loans

               The Company is not a party to any loan relationship (within the meaning of s.81 Finance Act 1996) which has an unallowable purpose (within the meaning of paragraph 13 of Schedule 9 to that Act) and the Company applies an authorised accounting method within s.85 of that Act in relation to its treatment in the Accounts of all loan relationships to which the Company is a party.

      D.1.9    Disclosure Letter

               The Disclosure Letter lists all concessions, agreements and/or other formal or informal arrangements with any tax authority (other than such as are published by a tax authority in the UK) from which the Company has or will benefit, or by which the Company is bound and (in either case) which are being applied at the Effective Date.

      D.1.10   Records

               The Company maintains proper and up to date information and records of all transactions and activities in which it has been involved and of its tax affairs which will or are likely to be relevant in calculating any tax liability of the Company:

               (a) for any accounting or other period ending, or in respect of any event occurring, on or before the Effective Date in relation to which no final agreement relating to tax has yet been reached with the relevant tax authority; and

               (b) for any such period ending or event occurring after the Effective Date; and

               (c)    as required by law.

      D.1.11   Expenses

               The aggregate amount of payments or expenditure made or incurred by the Company since the Accounts Date (other than dividends and disclosed capital expenditure) which will not be wholly deductible in computing the taxable profits of the Company or which will not be a charge on an income for the purposes of corporation tax is consistent with the level of such payments in previous accounting periods.

      D.1.12   Assets

               (a) The Company has not since the Accounts Date disposed of any asset otherwise than in the ordinary course of its trade.

               (b) In respect of any disposal by the Company immediately following the Effective Date of an asset which it owned at the Effective Date:

                      (i) for a consideration equal to the value of that asset taken for the purposes of the Accounts (if it was owned by the Company on the Accounts Date) the tax liability thereby incurred would not exceed the amount taken into account in computing the provision for deferred tax as stated in the Accounts; and

                      (ii) for a consideration equal to that for which the
                           asset was acquired (if it was acquired after the Accounts Date) no liability to tax would arise.

      D.1.13 The Company has not on or before the Effective Date been party to any scheme or arrangement:

               (a) in respect of which any tax clearance has not been obtained which could have been obtained; or

               (b) which was or included a reorganisation or reduction of share capital of the Company.

      D.1.14 The Company has not been party to any scheme or arrangement as a result of which on the future disposal of any asset owned on the Effective Date the allowable loss or chargeable gain otherwise arising or any liability to tax is liable to be adjusted by any tax authority.

      D.1.15 The Company has not carried out or been engaged in any transaction or arrangement in respect of which there has been or may have been substituted for the consideration given or received by the Company (including a nil consideration) a different consideration for tax purposes and the Company has no obligation to enter into any such transaction or arrangement in the future.

D.2   CAPITAL ALLOWANCES

      D.2.1 All expenditure which the Company has incurred or is liable to incur under any subsisting commitment on the provision of plant or machinery has qualified or will qualify (if not deductible as a trading expense) for capital allowances.

      D.2.2 All allowances available to the Company in respect of capital expenditure incurred prior to the Effective Date or to be incurred under any subsisting commitment will be available in computing the taxable profits of the Company.

      D.2.3 The Company has not elected to have any asset treated as a short-life asset under s.37 Capital Allowances Act 1990.

      D.2.4 None of the assets of the Company is or may be a long-life asset within the meaning of Chapter 4A or Part II Capital Allowances Act 1990.

      D.2.5 The Disclosure Letter contains accurate details of the written down values for the purposes of capital allowances of the capital assets of the Company (including industrial buildings, plant and machinery and patents) as at the Accounts Date.

      D.2.6 The Company is not in dispute with any person as to any entitlement to capital allowances under s.51 Capital Allowances Act 1990 and at the Effective Date as far as the Warrantors are aware there are no circumstances which might give rise to such a dispute.

D.3   CAPITAL GAINS

      D.3.1 No election under s.35(5) Taxation of Chargeable Gains Act 1992 has been made in relation to the Company.

      D.3.2 The Company is not a member of a group of companies as defined in s.170 Taxation of Chargeable Gains Act 1992.

D.4   STAMP DUTY

               All documents in the possession of the Company and in the enforcement of which the Company may be interested have been duly stamped. There is no liability to any fine or penalty in respect of stamp duty or stamp duty reserve tax nor as far as the Warrantors are aware are there any circumstances which may result in the Company becoming liable to any such fine or penalty.

D.5   VALUE ADDED TAX

      D.5.1    Registration

               The Company is duly registered for the purposes of value added tax.

      D.5.2    VAT group

               The Company is not treated for value added tax purposes as a member of any group of companies.

      D.5.3    Exemption

               The Company is not partially exempt for the purposes of value added tax.

      D.5.4 The Company is not the owner or to be treated as the owner of a capital item to which Part XV Value Added Tax Regulations 1995 applies.

      D.5.5 Neither the Company nor any relevant associate of the Company (within the meaning of paragraph 3 (7) of Schedule 10 Value Added Tax Act 1994) has been a party to any arrangements relating to an election in accordance with paragraph 2 and 3 of
               Schedule 10 Value Added Tax Act 1994 nor are they liable nor is it likely that they will be liable to a self-supply charge within the meaning of paragraphs 5 and 6 of Schedule 10 Value Added Tax Act 1994.

D.6   CAPITAL TRANSFER TAX AND INHERITANCE TAX

      D.6.1    No transfer of value (as defined by the Inheritance Tax Act
               1984) or disposal by way of gift (within the meaning of s.102 Finance Act 1986) has at any time been made by the Company.

      D.6.2 The Company has not been entitled to an interest in possession in settled property (as defined for the purposes of inheritance tax).

      D.6.3 No Inland Revenue charge (as defined in s.237 Inheritance Tax Act 1984) is outstanding over any asset of the Company or in relation to any of the shares in the capital of the Company.

      D.6.4 As far as the Warrantors are aware there are no circumstances in existence whereby the power mentioned in s.212 (1) Inheritance Tax Act 1984 could be exercised in relation to the shares or any assets of the Company.

D.7   CLOSE COMPANIES

      D.7.1    The Company is a close company for tax purposes as defined in
               s.414 Taxes Act 1988.

      D.7.2 The Company is not, nor has it at any time been, a close investment-holding company as defined in s.13A Taxes Act 1988.

      D.7.3 The Company has not since 5 April 1965 done anything so as to give rise to an assessment under s.419 (as extended by s.422) Taxes Act 1988 (loan to participators and associates).

D.8   DISTRIBUTIONS

      D.8.1    The Company has not since its incorporation:

               (a) made any distribution or deemed distribution within the meanings of ss.209, 210 or 418 Taxes Act 1988 (distributions and deemed distributions) except as provided for in its audited accounts;

               (b) repaid, redeemed or purchased or agreed to repay, redeem or purchase any of its share capital, or capitalised or agreed to capitalise in the form of redeemable shares or debentures, any profits or reserves of any class or description.

      D.8.2 The Company has not issued any share capital which is of a relevant class as defined in s.249(2) Taxes Act 1988 nor does the Company own any such share capital (shares carrying the right to bonus share capital).

      D.8.3 The Company has not issued any security (as defined in s.254(1) Taxes Act 1988) outstanding on the Effective Date in circumstances such that any interest or other payment payable in respect of it may be treated as a distribution under s.209 Taxes Act 1988.

E.    INTELLECTUAL PROPERTY ETC

E.1   SECRET OR CONFIDENTIAL INFORMATION OR PROPERTY

      The Company has not at any time (save in the ordinary course of business or to its professional advisers) disclosed to any person other than the
      Purchasers:

      E.1.1 any of its secret or confidential information or property (including, without limitation, financial and technical information, designs, drawings, plans, statistics, documents, files, records and papers); or

      E.1.2 any other information relating to its business or affairs the disclosure of which might or could cause loss or damage to or adversely affect the Company; or

      E.1.3 any secret or confidential information relating to its manufacturers, suppliers, customers, clients and agents or to any other person who has or has had any dealings with it.

E.2   INTELLECTUAL PROPERTY RIGHTS

      E.2.1 The Company does not own, use, infringe or require to use any letters patent, trade mark, service mark, registered design, registrable business name, copyright or similar Intellectual Property Right.

      E.2.2 Full details of all registered Intellectual Property Rights (including applications to register the same) and all commercially significant unregistered Intellectual Property Rights owned or used by the Company are set out in the Disclosure Letter.

      E.2.3 The Company is the sole legal and beneficial owner of or applicant for the Intellectual Property Rights referred to in paragraph E.2.2 above free of all encumbrances.

      E.2.4 Full details are set out in the Disclosure Letter of all licence and other agreements relating to Intellectual Property Rights to which the Company is a party (whether as licensor or licensee) or which relate to any Intellectual Property Right owned by the Company. The Company is not in breach of any such agreement and, so far as the Warrantors are aware, no third party is in breach of any such agreement.

      E.2.5    All the Intellectual Property Rights described in paragraph
               E.2.3 above and all agreements disclosed in relation to paragraph E.2.4 above are valid and subsisting and nothing has been done or omitted to be done by the Company, and the Warrantors are unaware of any act or omission of any third party, which would jeopardise the validity or subsistence of any of such Intellectual Property Rights or such agreements.

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

      E.2.6 The Company owns or has licensed to it all Intellectual Property Rights it requires to carry on its business as such business has been carried on during the year prior to the Effective Date and such rights and the Company's ability to use such rights will not be affected by the acquisition of the Company by the Purchasers.

      E.2.7 The Warrantors are not aware of any unauthorised use by any person of any Intellectual Property Rights or confidential information of the Company.

E.3   COMPUTER KNOW-HOW AND MARKETING INFORMATION

      E.3.1    For the purposes of paragraphs E.3.2, E.3.3 and E.3.4 below:

               (a) "Computer Know-How" means all information (including that comprised in or derived from data, discs, tapes, manuals, source codes, flow-charts and specifications) relating to the use or programming of any computer which is not intended by the persons in possession of the information for use by unauthorised persons and any computer software in whatever form held; and

               (b) "Marketing Information" means all information relating to the marketing of any products or services (including customer names and lists, sales targets, sales statistics, market share statistics, marketing surveys and reports, marketing research and any advertising or other promotional materials).

      E.3.2 All Computer Know-How and Marketing Information used by the Company is owned by or is the subject of a valid grant of rights to the Company and is not subject to any restriction which materially and adversely affects the Company's ability to use it for the purposes of its business.

      E.3.3 The Company has not disclosed nor is obliged to disclose any Computer Know- How or Marketing Information of a confidential nature to any person other than its employees save in the ordinary course of business.

      E.3.4 The Company is not in breach of any agreement under which any Computer Know-How or Marketing Information was or is to be made available to it.

E.4   DATA AND RECORDS

      E.4.1 All the records and systems (including but not limited to computer systems), data and information of the Company are recorded, stored, maintained or operated or otherwise held by the Company and are not wholly or partly dependent on any facilities or means (including any electronic, mechanical or photographic process, computerised or otherwise) which are not under the exclusive ownership and control of the Company.

      E.4.2 The Company has not disclosed to any third party any such records, control or other systems, data and information as is referred to in subparagraph E.4.1 above save in the ordinary course of business or to its professional advisers.

      E.4.3 As far as the Warrantors are aware the Company has complied with all relevant requirements of the Data Protection Act 1984, including the following:

               (a)    the data protection principles established in that Act;

               (b) requests from data subjects for access to data held by it; and

               (c) the requirements relating to the registration of data users.

      E.4.4 The Company has not received a notice or allegation from either the data protection registrar or a data subject alleging non-compliance with the data protection principles or prohibiting the transfer of data to a place outside the United Kingdom.

      E.4.5 No individual has claimed or will have the right to claim compensation from any of the Company under that Act for loss or unauthorised disclosure of data prior to the Effective Date.

E.5   BUSINESS NAMES

      The Company does not carry on business under a name other that its own corporate name.

E.6   YEAR 2000

      E.6.1 All computer software used by the Company is Year 2000 compliant.

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

F.    EMPLOYEES

F.1   PARTICULARS OF EMPLOYEES

      F.1.1 The persons whose names are set out in the list attached to the Disclosure Letter are all the employees of the Company and the particulars of their employment set out in that list are accurate. No person who was formerly employed by any company has a right to return to work.

      F.1.2 The terms and conditions of employment of all employees of the Company are set out in the employment contract copies of which are enclosed with the Disclosure Letter.

      F.1.3 All subsisting contracts of employment to which the Company is a party are terminable by it on three months' notice or less without compensation (other than compensation in accordance with the Employment Rights Act 1996).

      F.1.4 No employee of the Company has been given notice of termination of his employment (or had his employment terminated without notice) since the Accounts Date and no employee of the Company has left its employment of his own accord since that date or indicated his intention of doing so.

      F.1.5 Full particulars are contained in the Disclosure Letter of any outstanding offer of employment made to any person by the Company and there is no person who has accepted an offer of employment made by the Company but whose employment has not yet started.

      F.1.6 Full particulars are contained in the Disclosure Letter of any agreement for the provision of consultancy services or the services of personnel to the Company and of the terms applicable to the secondment to the Company of any person.

F.2   SALARY COSTS

      F.2.1 Since the Accounts Date no change has been made (or agreed) in the rate of remuneration or the emoluments or pension benefits of any employee of the Company.

      F.2.2 Since the Accounts Date no change has been made (or agreed) in the rate of remuneration or the emoluments or pension benefits of any director or ex- director of the Company and no change has been made (or agreed) in the terms of engagement (including as to the level of fees) of any director of the Company.

F.3   COMPENSATION AND OTHER SUMS DUE TO EMPLOYEES

      F.3.1 The Company does not have any liability to pay compensation for loss of office

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

               or employment to any present or former officer or employee or to make any payment under the provisions of the Employment Rights Act 1996, the Sex Discrimination Acts 1975 and 1986, the Race Relations Act 1976, the Disability Discrimination Act 1995, the Equal Pay Act 1970 and/or Article 119 of the Treaty of Rome and no such sums have been paid since the Accounts Date.

      F.3.2 Except in respect of normal accruals of remuneration or emoluments of employment, no sum is payable to or for the benefit of any employee or director of the Company.

      F.3.3 The Company has no obligation to make any payment on redundancy in excess of the statutory redundancy payment and the Company has not operated any discretionary practice of making any such excess payments.

F.4   NO BONUS SCHEMES

      There is no scheme or arrangement in operation by or in relation to the Company under which any employee or other person is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of the Company.

F.5   LABOUR RELATIONS

      F.5.1 There is not and during the three years preceding the Effective Date there has not been any industrial action affecting the Company and to the best of the knowledge, information and belief of the Warrantors there are no facts or circumstances which are likely to give rise to such industrial action.

      F.5.2 The Company is not a party to any collective agreement or trade dispute (within the meaning of the Trade Union and Labour Relations (Consolidations) Act 1992)) or any dismissal procedures agreement (within the meaning of the Employment Rights Act 1996) or any proceedings before any court or tribunal under or by virtue of the provisions of the said Act of 1992 and to the best of the knowledge, information and belief of the Warrantors there are no facts or circumstances which are likely to give rise to the Company becoming a party to any such agreement or becoming involved in any such dispute or proceedings.

      F.5.3 The Company has in all material respects complied with its obligations to employees and former employees and any relevant trade union. No claim has been made or threatened against the Company or against any person whom the Company is or may be liable to compensate or indemnify and no enquiry or investigation has been made or threatened by the Commission for Racial Equality, the Equal Opportunities Commission or any health and safety enforcement body, in respect of any act, event, omission or other matter arising out of or in connection with:

               (a)    any application for employment by any person;

               (b) the employment or termination of employment of any person;

               (c) any retirement/death/disability benefit or any other benefit of whatever type;

               and, after making due and careful enquiries, the Warrantors are not aware of any circumstance which may give rise to any such claim or investigation.

F.6   LOANS TO EMPLOYEES

      The Company has not made any loan or advance to any of its present or future officers or employees which is outstanding.

F.7   NO PENSION SCHEMES

      The Company has not in the two years before the Effective Date paid, provided or contributed towards, and the Company is not under any obligation or commitment (whether or not legally enforceable) to pay, provide or contribute towards, any retirement/death/disability benefit for or in respect of any present or past employee (or any spouse, child or dependant of any of them) of the Company or of any predecessor in business of the Company.

G.    LEASE

G.1   TITLE

      G.1.1 The Lease is the only property, owned, controlled, used or occupied by the Company and the Company is in exclusive occupation of it.

      G.1.2 The property comprised in and demised by the Lease is in this clause referred to as the 'Property'.

      G.1.3 So far as the Warrantors are aware all consents necessary to the grant of the lease under which the Company holds the Property were obtained.

      G.1.4 The Company has paid the rent under the Lease and observed and performed the covenants on the part of the lessee and the conditions contained in the lease (which expression includes underleases) under which the Property is held and the last demands for rent (or receipts if issued) were unqualified and to the best of the Seller's knowledge and belief the Lease is valid and in full force.

      G.1.5 Consent required from the landlord's mortgagee to the grant of the Lease was obtained.

      G.1.6 There are no notices negotiations or proceedings pending in relation to rent reviews nor is any rent liable at the Effective Date to be reviewed.

      G.1.7 There is no obligation to reinstate the Property by removing or dismantling any alteration made to the same by the Company or so far as the Warrantors are aware any predecessor in title to the Company.

      G.1.8 No notice or other requirement has been given by the landlord under the Lease.

      G.1.9 The Warrantors are not aware of any circumstances which would entitle any such landlord to exercise any powers of entry or take possession whether by means of peaceable re-entry or proceedings or which would otherwise restrict the continued possession and enjoyment of the Property.

G.1.10 Neither the Warrantors nor the Company has received notice of any outstanding breach of covenant under the Lease.

G.2   FREE FROM ENCUMBRANCES

      G.2.1 The Lease is free from any mortgage, debenture or charge (whether specific or floating legal or equitable) rent-charge, lien or other encumbrance securing the repayment of monies or other obligation or liability whether of the Company or any other party.

      G.2.2 The Property is not so far as the Warrantors are aware subject to any liability for the payment of any outgoings of a recurring nature other than national non-domestic rates, water and sewerage services charges, insurance premiums, rents and service charges.

      G.2.3 The Lease is not to the best of the Warrantors' knowledge and belief subject to any covenants, restrictions, stipulations, easements, profits a prendre, wayleaves, licences, grants, exceptions or reservations overriding interests or other such rights the benefit of which is vested in third parties nor any agreement to create the same except in so far as the same are set out in the Lease.

      G.2.4 Where any such matters as are referred to in paragraphs 2.1, 2.2 and 2.3 above have been disclosed in the Disclosure Letter the obligations and liabilities imposed and arising under them have been fully observed and performed and all payments in respect of them due and payable have been duly paid.

      G.2.5 The Lease is not subject to any agreement or right to acquire the same nor any option, right of pre-emption or right of first refusal and there are no outstanding actions claims or demands between the Company and any third party affecting or in respect of the Lease.

      G.2.6 There is no person who is in occupation or who has notified to the Company that he claims any rights or easements of any kind in respect of the Property adversely to the estate, interest, right or title of the Company therein.

G.3   PRESENT USE

      G.3.1 The present use of the Property is offices within the meaning of Class B1 of the Town & Country Planning (Use Classes) Order 1987 and copies of the permissions authorising that use have been supplied.

      G.3.2 The Company has not carried out any development, alterations or other works which would require any permission or consent under the Planning Acts or any bye-laws or building regulations or other relevant legislation have been carried out without all those permissions and consents having been obtained and all conditions attached to those permissions and consents have been observed and performed.

      G.3.3 No breach by the Company of the Planning Acts or of any relevant bye-laws, building regulations and other legislation has been committed by the Company so far as the Warrantors are aware in relation to the Property.

G.4   NOTICES AND COMPULSORY ACQUISITION

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

               Neither the Warrantors nor the Company has received any notice affecting the Property from the local or other competent authority or from any third party concerning the compulsory acquisition of the Property or which would adversely affect the Property.

G.5   REPAIR

               The Warrantors know of no subsisting collateral warranties, guarantees, indemnities or latent defect insurance policies the benefit of which is vested in the Company.

G.6   SERVICES

      The Property is served by drainage, water, electricity and gas services and the passage and provision of those services has not been interrupted since the commencement of the Lease and neither the Warrantors nor the Company knows of any imminent or likely interruption of such passage or provision.

G.7   FACILITIES

      None of the facilities necessary for the enjoyment and current use of the Property are enjoyed on terms entitling any person to terminate or curtail them so far as the Warrantors are aware.

G.8   ACCESS

      The means of access to or egress from the Property are set out in the Lease.

G.9   DISPUTES

      There are no disputes regarding boundaries, easements, covenants or other matters relating to the Property or its use of which the Company is aware.

G.10  FIXTURES & FITTINGS

      All fixtures and fittings at the Property (other than landlord's fixtures and fittings) are the absolute property of the Company free from encumbrances.

G.11  UNREGISTERED TITLE

      The Lease is properly constituted by, and can be deduced from, duly stamped documents of title which are in the possession or under the control of the Company or the Sellers. No event has occurred in consequence of which registration should have been effected at HM Land Registry.

G.12   CONTINGENT LEASEHOLD LIABILITIES

G.12.1 The Company has not been a guarantor of a tenant's covenants in any lease.

G.12.2 The Company has not surrendered the lease of any leasehold property to the reversioner without first investigating the reversioner's title and without receiving from the reversioner an absolute release from the tenant's covenants in the relevant lease and from all liability arising under that lease.

G.12.3 Except as disclosed in the Disclosure Letter, the Company has not assigned any leasehold property of which it was the original tenant in respect of which it entered into a covenant with the landlord to observe and perform the tenant's covenants under that lease without receiving a full and effective indemnity in respect of its liability under that lease.

G.13   STATUTORY OBLIGATIONS

G.13.1 The Company has not been notified of any requirements as to fire precautions and means of escape in case of fire or requirements under the Public Health Acts, the Housing Acts, the Highways Acts, the Offices, Shops and Railway Premises Act 1963, the Health and Safety at Work, etc. Act 1974, the Factory Acts and the London Building Acts in respect of the Property.

G.13.2 There are not so far as the Warrantors are aware in force or required to be in force any licences whether under the Licensing Act 1988 or otherwise which apply to the Property or relate to or regulate any activities carried on therein.

                                   SCHEDULE 5
                                PROPERTY LICENCE

/s/ Jonathan Roy Holmes
-----------------------
SIGNED by Jonathan Roy Holmes      )
in the presence of:            )

Witness Signature:

Witness Address:

Witness Occupation:


/s/ Peter McGarvey
------------------
SIGNED by Peter McGarvey           )
in the presence of:            )

Witness Signature:

Witness Address:

Witness Occupation:


/s/ Gary Lineker
----------------------
SIGNED by Gary Lineker                      )
acting by his duly appointed                )
attorney
in the presence of:

Witness Signature:

Witness Address:

Witness Occupation:

/s/ David Gower
---------------------
SIGNED by David Gower           )
acting by his duly appointed    )
attorney
in the presence of:

Witness Signature:

Witness Address:

Witness Occupation:


/s/ Will Carling
----------------------
SIGNED by Will Carling          )
acting by his duly appointed    )
attorney
in the presence of:

Witness Signature:

Witness Address:

Witness Occupation:


/s/ Diana Van Bunnens
---------------------------
SIGNED by Diana Van Bunnens     )
acting by her duly appointed    )
attorney
in the presence of:

Witness Signature:

Witness Address:

Witness Occupation:

/s/ Struan Marshall
-------------------------
SIGNED by Struan Marshall     )
acting by his duly appointed  )
attorney
in the presence of:

Witness Signature:

Witness Address:

Witness Occupation:






/s/ Vivien Fountain
-------------------------
SIGNED by Vivien Fountain         )
acting by her duly appointed  )
attorney
in the presence of:

Witness Signature:

Witness Address:

Witness Occupation:




/s/ John Bromley
----------------------
SIGNED by John Bromley        )
acting by his duly appointed  )
attorney
in the presence of:

Witness Signature:

Witness Address:

Witness Occupation:

/s/ Sally McGarvey
------------------------
SIGNED by Sally McGarvey             )
acting by her duly appointed     )
attorney
in the presence of:

Witness Signature:

Witness Address:

Witness Occupation:






/s/ Jonathan Holmes
-------------------------
SIGNED by Jonathan Holmes        )
as trustee of the Jon Holmes     )
Discretionary Settlement 1998
in the presence of:

Witness Signature:

Witness Address:

Witness Occupation:



/s/ Margaret Holmes
--------------------------
SIGNED by Margaret  Holmes       )
as trustee of the Jon Holmes     )
Discretionary Settlement 1998
acting by her duly appointed attorney
Jon Holmes in the presence of:

Witness Signature:

Witness Address:

Witness Occupation:

/s/ Jan Chason
--------------------
SIGNED by Jan Chason                        )
the duly authorised representative of       )
Marquee Group (UK) Limited
in the presence of:

Witness Signature:

Witness Address:

Witness Occupation:






/s/ Jan Chason
--------------------
SIGNED by Jan Chason                        )
the duly authorised representative of       )
The Marquee Group Inc.
in the presence of:

Witness Signature:

Witness Address:

Witness Occupation: